Exhibit 99.1

                                STATE OF WYOMING
                                  OFFICE OF THE

                               SECRETARY OF STATE


United  States  of  America,     }
State  of  Wyoming               }ss.


     I, JOSEPH B. MEYER, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuances of this certificate have been fulfilled.


                              CERTIFICATE OF MERGER

                                       OF

                    CELEBRITY ENTERTAINMENT GROUP, INC. (WY)
                     merged into: SHARP HOLDING CORPORATION
                           (UNQUALIFIED)(DE)(SURVIVOR)


     Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues this Certificate.




                                        IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed Great Seal of the State of Wyoming. Done at Cheyenne/ the Capital, this 12th day of APRIL AD., 2001.

                                        /s/  Joseph B. Meyer
                                        ----------------------------------------
                                        Secretary  of  State


                                        By  /s/  illegible
                                        ----------------------------------------


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